UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]    Preliminary Information Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[X]    Definitive Information Statement

PRINCIPAL FUNDS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box) :

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined) :

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ______________________________________

2)	Form, Schedule or Registration Statement No.: _____________________

3)	Filing Party: ________________________________________________

PRINCIPAL FUNDS, INC. - DIVERSIFIED REAL ASSET FUND

IMPORTANT NOTICE REGARDING THE
INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 15, 2015

As a shareholder of the Diversified Real Asset Fund (the "Fund"), a series of Principal Funds, Inc., you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the appointment of an additional sub-advisor to manage a portion of the Fund's assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.

The Information Statement details the appointment of a new sub-advisor. At a meeting of the Board of Directors (the "Board") held on June 9, 2015, the Board unanimously approved a sub-advisory agreement between Principal Management Corporation (the "Advisor") and Fischer Francis Trees & Watts, Inc. ("FFTW") with respect to the Fund. On July 2, 2015, FFTW signed an agreement to manage a portion of the Fund's assets.

The Fund has received an exemptive order (the "Manager of Managers Order") from the U.S. Securities and Exchange Commission that permits the Advisor, subject to certain conditions such as approval by the Board, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser or to change the term of an existing sub-advisory agreement with an unaffiliated sub-adviser. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that the Information Statement be made available to the Fund's shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at http://www.principalfunds.com/investor/docs/information-statement-09152015-diversified-real-asset.pdf. The Information Statement will be available on the website until at least December 28, 2015. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 8024, Boston, MA 02266-8024, by calling 1-800-222-5852, or by visiting www.principalfunds.com.

Only one copy of this note will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 8024, Boston, MA 02266-8024 or call 1-800-222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.

If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – DIVERSIFIED REAL ASSET FUND
INFORMATION STATEMENT
SEMPTEBER 15, 2015
This Information Statement is provided in connection with the addition of a new Sub-advisor to the Principal Funds, Inc. (“PFI”) Diversified Real Asset (“the “Fund”). Fischer Francis Trees & Watts, Inc. (“FFTW” or the “Sub-Advisor”), entered into a Sub-Advisory Agreement with Principal Management Corporation (the “Advisor”), the investment advisor to PFI, on July 2, 2015 and began providing investment advisory services to the Fund on July 8, 2015.

Under an order from the Securities and Exchange Commission (“SEC”), PFI and the Advisor may enter into and materially amend agreements with sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.

The address of the Fund’s Advisor and transfer agent (Principal Shareholder Services, Inc.) is Des Moines, Iowa 50392. The address of the Fund’s principal underwriter (Principal Funds Distributor, Inc.) is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.

The Fund will furnish, without charge, a copy of the annual report and the most recent semiannual report succeeding the annual report, if any, upon request. To request a report, call 1-800-222-5852 or write Principal Funds, P.O. Box 8024, Boston, MA 02266-8024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND

On June 9, 2015, the Board of Directors of PFI (the "Board") unanimously approved the addition of Fischer Francis Trees & Watts, Inc. (“FFTW”) as a sub-advisor to the Fund along with the current sub-advisors, BlackRock Financial Management, Inc. ("Blackrock"), Brookfield Investment Management, Inc. ("Brookfield"), Credit Suisse Asset Management, LLC ("Credit Suisse"), Jennison Associates LLC ("Jennison"), Macquarie Capital Investment Management LLC ("Macquarie"), Pictet Asset Management SA ("Pictet"), Principal Real Estate Investors, LLC ("PREI"), Symphony Asset Management LLC ("Symphony"), and Tortoise Capital Advisors, L.L.C. ("Tortoise"). This decision was based primarily on the Advisor's recommendation to add an active currency strategy to the Fund.
NEW SUB-ADVISORY AGREEMENT

The terms of the sub-advisory agreement with FFTW (the "Sub-Advisory Agreement") are the same in all material respects as the current sub-advisory agreements with BlackRock, Brookfield, Credit Suisse, Jennison, Macquarie, Pictet, PREI, Symphony, and Tortoise, other than the fees to be paid. The following is a brief summary of the material terms of the Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the text of the Sub-Advisory Agreement attached.

Like the current sub-advisory agreement with BlackRock, Brookfield, Credit Suisse, Jennison, Macquarie, Pictet, PREI, Symphony, and Tortoise, the new Sub-Advisory Agreement provides that FFTW, will, among other things,

(1)
provide investment advisory services to the Fund including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)	arrange for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)
advise and assist the officers of PFI in taking such steps as are necessary or appropriate to carry out the decisions of PFI’s Board of Directors regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic reports regarding the investment service provided to the Fund.

Under the Sub-Advisory agreement, PMC pays FFTW a fee at an annual rate that is accrued daily and payable monthly based on the net asset value of the portion of the Fund’s assets it manages. The schedules for the fees PMC pays Macquarie as well the other Sub-advisors of the Fund are listed below.
FFTW FEE SCHEDULE

FFTW
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $100 million	0.30%
Next $100 million	0.25%
Next $100 million	0.20%
Over $300 million	0.15%

FEE SCHEDULE OF OTHER SUB-ADVISORS

BlackRock
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
All Assets	0.08%

Brookfield
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $150 million	0.45%
Next $150 million	0.40%
Over $300 million	0.35%

Credit Suisse
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $50 million	0.40%
Next $100 million	0.35%
Over $150 million	0.30%

Jennison
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $100 million	0.55%
Over $100 million	0.50%

Macquarie
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $150 million	0.45%
Next $150 million	0.40%
Next $200 million	0.35%
Over $500 million	0.30%

Pictet (global agribusiness)
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $150 million	0.45%
Over $150 million	0.40%

Pictet (global timber)
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $200 million	0.50%
Over $200 million	0.45%

PREI
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $1 billion	0.54%
Next $500 million	0.48%
Over $1.5 billion	0.44%

Symphony
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $300 million	0.40%
Over $300 million	0.30%

Tortoise
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $25 million	1.00%
Next $25 million	0.85%
Next $25 million	0.75%
Next $25 million	0.75%
Next $100 million or more	0.625%
NEW SUB-ADVISOR

Fischer Francis Trees & Watts, Inc.
FFTW's address is 200 Park Avenue, 11th Floor, New York, NY 10166. FFTW is organized as a corporation under the laws of the state of New York.
Ownership of FFTW: Fischer Francis Trees & Watts, Inc. is indirectly wholly owned by BNP Paribas S.A., The address for BNP Paribas S.A. is 14/20 Rue Bergere 75009, Paris 09, France.
Management of FFTW: Set forth below is the names, principal occupations, and addresses of the principal executive officers of FFTW.

Name	Address	Management Responsibility
Robert Harrison	200 Park Avenue, New York, NY 10166	CEO and Director
Daniel Klein	200 Park Avenue, New York, NY 10166	Deputy CEO and Director
Pascal Biville	14/20 Rue Bergere 75009, Paris 09, France	Director
Christian Dargnat	14/20 Rue Bergere 75009, Paris 09, France	Director
Similar Investment Companies Advised by FFTW. FFTW has stated that is does not currently act as an investment adviser to a registered investment company with similar investment objectives and policies as those of the Fund.
Fees Paid to FFTW. The Advisor paid no fees to FFTW for the fiscal year ending August 31, 2014 with respect to the Fund.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT

At its June 9, 2015 meeting, the Board considered whether to approve the Sub-Advisory agreement between the Advisor and FFTW with respect to a new active currency investment sleeve of the Fund.
The Board considered the nature, quality and extent of services expected to be provided under the Sub-Advisory Agreement. The Board considered the reputation, qualifications and background of the Sub-Advisor, investment approach of the Sub-Advisor, the experience and skills of the Sub-Advisor’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. In addition, the Board considered the Manager’s program for identifying, recommending, monitoring and replacing sub-advisors and that the Manager recommended the Sub-Advisor based upon that program.

The Board reviewed the historical one-year, three-year, five-year, and since-inception (September 30, 2006) performance returns as of March 31, 2015 of the Sub-Advisor in a composite with an investment strategy similar to the proposed strategy for the new currency investment sleeve of the Fund, (gross and net of proposed fees), as compared to a relevant benchmark index, and the annual performance of the Sub-advisor in the same composite for each of the last five calendar years (gross and net of proposed fees), as compared to the relevant benchmark index. The Board also reviewed the percentile rankings of the historical performance of the Sub-advisor’s composite (net of proposed fees) in a relevant Morningstar category for each of the periods and years referenced above. The Board concluded, based on the information provided, that the historical investment performance record of the Sub-advisor was satisfactory.

The Board considered the proposed sub-advisory fees, noting that the Manager compensates sub-advisors from its own management fee so that shareholders pay only the management fee. The Board considered whether there are economies of scale with respect to the sub-advisory services to be provided to the Fund under the Sub-advisory Agreement. The Board noted that the proposed subadvisory fee schedule includes breakpoints and concluded that the subadvisory fee schedule reflects an appropriate recognition of economies of scale at currently anticipated asset levels. On the basis of the information provided, the Board concluded that the proposed sub-advisory fees were reasonable.

The Board also considered the character and amount of other incidental benefits to be received by the Sub-advisor. The Board noted that the Sub-advisor did not intend to use soft dollars. The Board concluded that, on the basis of the information provided, the proposed sub-advisory fees were reasonable.

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Sub-Advisory Agreement were fair and reasonable and that approval of the Sub-Advisory Agreement was in the best interests of the Fund.

FUND OWNERSHIP

As of the close of business September 4, 2015, the officers and directors of the Fund as a group beneficially owned less than one percent of the outstanding shares of the Fund. The following table sets forth information regarding the beneficial ownership of shares of the Fund as of September 4, 2015 by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares.

Name and Address	Share Class	Percentage of Ownership
MORGAN STANLEY SMITH BARNEY	A	18.54%
HARBOR FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ 07311

NATIONAL FINANCIAL SERVICES LLC	A	15.33%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-2010

PERSHING LLC	A	16.78%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

CHARLES SCHWAB & CO INC	A	7.75%
SPECIAL CUSTODY A/C FBO CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4151

MORGAN STANLEY SMITH BARNEY	C	6.47%
HARBOR FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ 07311

NATIONAL FINANCIAL SERVICES LLC	C	8.24%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-2010

PERSHING LLC	C	14.12%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

FIRST CLEARING LLC	C	11.33%
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523

RAYMOND JAMES	C	14.78%
OMNIBUS FOR MUTUAL FUNDS
HOUSE ACCT FIRM 92500015
ATTN: COURTNEY WALLER
880 CARILLON PKWY
ST PETERSBURG FL 33716-1102

MLPF&S FOR THE SOLE	C	17.87%
BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR EAST 3RD FL
JACKSONVILLE FL 32246-6484

LIFETIME 2020 FUND	I	8.24%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

LIFETIME 2030 FUND	I	8.33%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

PRINCIPAL LIFE INSURANCE CO CUST	I	13.54%
FBO PRINCIPAL FINANCIAL GROUP
OMNIBUS WRAPPED
ATTN NPIO TRADE DESK
711 HIGH STREET G-012-S41
DES MOINES IA 50392-9992

CHARLES SCHWAB & CO INC	I	11.16%
SPECIAL CUSTODY A/C FOR THE
BENIFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4151

PERSHING LLC	P	62.67%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

FIRST CLEARING LLC	P	8.06%
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523

UBS WM USA	P	5.48%
0O0 11011 6100
OMNI ACCOUNT M/F
ATTN DEPARTMENT MANAGER
1000 HARBOR BLVD 5TH FL
WEEHAWKEN NJ 07086-6761

RBC CAPITAL MARKETS, LLC	P	7.17%
MUTUAL FUND OMNIBUS PROCESS
OMNIBUS
ATTN MUTAL FUND OPS MANAGER
60 SOUTH SIXTH STREET - P08
MINNEAPOLIS MN 55402-4413

MLPF&S FOR THE SOLE	P	9.37%
BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR EAST 3RD FL
JACKSONVILLE FL 32246-6484

C/O MUTUAL FUND TRADING	R-6	98.85%
GREAT-WEST TRUST CO LLC
FBO RECORDKEEPING FOR VARIOUS BENEF
8525 E ORCHARD RD
GREENWOOD VLG CO 80111-5002

PRINCIPAL FUNDS, INC.
SUB‑ADVISORY AGREEMENT

AGREEMENT executed as of 2nd of July, 2015, by and between PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the Manager"), and FISCHER, FRANCIS, TREES & WATTS, INC., a corporation organized under the laws of the State of New York (hereinafter called “the Sub-Adviser”).

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Fund of the Principal Funds, Inc., (the "Fund"), an open‑end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub‑Adviser to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for each series identified in Appendix A (hereinafter called the “Series”), which the Manager has agreed to provide to the Fund, and the Sub‑Adviser desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub‑Adviser with copies properly certified or authenticated of each of the following and will promptly provide the Sub‑Adviser with copies properly certified or authenticated of any amendment or supplement thereto:

(a) Management Agreement (the "Management Agreement") with the Fund;

(b) The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

(c) The Fund's Articles of Incorporation and By‑laws;

(d)	Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Adviser.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub‑Adviser

In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Adviser to perform the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Series, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub‑Adviser accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub‑Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations of and Services to be Provided by the Sub‑Adviser

The Sub-Adviser will:

(a)	Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

(b)
Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Fund consistent with the Series’ investment objective and policies.

(c)
Implement the approved investment program by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws, the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(d)
Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Series.

(e)
Maintain, in connection with the Sub-Adviser’s investment advisory services provided to the Series, its compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information, subject to receipt of such additional information as may be required from the Manager and provided in accordance with Section 11(d) of this Agreement. The Sub-Adviser has no responsibility for the maintenance of Fund records except insofar as is directly related to the services it provides to the Series.

(f)
Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Series are being observed.

(g)
Upon request, provide assistance in the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

(h)
Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of its duties under this Agreement.

(i)
Open accounts with Foreign Account Tax Compliance Act (“FATCA”) compliant broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for the Series, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Series. The Sub-Adviser will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which the Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under applicable law or under any exemptive order obtained by the Sub-Adviser provided that all conditions of such order are complied with.

(j)
Maintain all accounts, books and records with respect to the Series as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and Investment Adviser’s Act of 1940 (the “Investment Adviser’s Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund or the Manager.

(k)
Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Adviser’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Adviser’s current Code of Ethics. Sub-Adviser shall promptly forward to the Manager a copy of any material amendment to the Sub-Adviser’s Code of Ethics.

(l)
From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Adviser will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of the Series.

(m)
Provide such information as is customarily provided by a sub-adviser and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to; the Sub-Adviser’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Investment Advisers Act; the Sub-adviser’s most recent annual compliance report or a detailed summary of such report; timely and complete responses to Quarterly Compliance Questionnaires (including the identification of any material compliance matters and a copy of any material changes to the Sub-adviser’s Rule 206(4)-7 compliance policies and procedures marked to show changes along with a written summary of the purpose of such changes), Annual Proxy Voting Questionnaires, Annual Best Execution and Soft Dollar Questionnaire, and other ad-hoc compliance requests the Manager deems necessary. Sub-adviser agrees to make available for review, deficiency letters issued by the Securities and Exchange Commission and the Sub-adviser’s response to such deficiency letters. Sub-Adviser will advise Manager of any material changes in Sub-Adviser’s ownership within a reasonable time after any such change. Manager acknowledges receipt of Sub-Adviser’s Form ADV more than 48 hours prior to the execution of this Agreement.

(n)
In connection with Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd Frank") and European Market Infrastructure Regulation ("EMIR") compliance, the Manager consents to and agrees that the Sub-Adviser and its affiliates or subsidiaries are authorized to provide and disclose information concerning the Manager and the Fund for purposes of the meeting applicable transaction and other reporting requirements related to Dodd-Frank, EMIR or other regulatory regimes as may be applicable. The Manager represents and warrants that it will obtain a Global Markets Entity Identifier ("GMEI") or Legal Entity Identifier ("LEI") and provide it to the Sub-Adviser or has requested and authorized the Sub-Adviser to obtain a GMEI or LEI on its behalf. The Manager shall promptly provide the Sub-Adviser with information which may reasonably be requested by the Sub-Adviser with information which may reasonably be requested by the Sub-Adviser or regulatory authorities, to comply with Dodd-Frank and EMIR.

(o)
Have the responsibility and authority to vote proxies solicited by, or with respect to, the issuers of securities held in the Series. The Manager shall cause to be forwarded to Sub-Adviser all proxy solicitation materials that it receives and shall assist Sub-Adviser in its efforts to conduct the proxy voting process.

3.    Prohibited Conduct

In providing the services described in this agreement, the Sub-Adviser will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Fund in securities or other assets; provided, however, that Sub-Adviser may engage an affiliate to perform investment advisory services for the Fund (the “Sub-Advisory Affiliate”) and this prohibition shall not apply to consultations with the Sub-Advisory Affiliate.

4.    Compensation

As full compensation for all services rendered and obligations assumed by the Sub‑Adviser hereunder with respect to the Fund, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.    Liability of Sub‑Adviser

Neither the Sub‑Adviser nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub‑Adviser's duties under this Agreement or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Adviser or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Adviser), or affiliates.

6. Trade Errors

The Sub-Adviser will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub-Adviser. Notwithstanding Section 5, the Sub-Adviser shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub‑Adviser or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Adviser), or affiliates. For purposes under this Section, Trade Errors are defined as errors due to (i) erroneous orders by the Sub-Adviser for the Series that result in the purchase or sale of securities that were not intended to be purchased or sold; (ii) erroneous orders by the Sub-Adviser that result in the purchase or sale of securities for the Series in an unintended amount or price; or (iii) purchases or sales of financial instruments which violate the investment limitations or restrictions disclosed in the Registration Statement and/or imposed by applicable law or regulation (calculated at the Sub-Adviser’s portfolio level), unless otherwise agreed to in writing.

7.    Supplemental Arrangements

The Sub‑Adviser may enter into arrangements with other persons affiliated with the Sub‑Adviser or with unaffiliated third parties to better enable the Sub-Adviser to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑ Adviser, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund.

8.    Regulation

The Sub‑Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.    Duration and Termination of This Agreement

This Agreement shall become effective as of the date of its execution and, unless otherwise terminated, shall continue in effect for a period of two years and thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Adviser or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Adviser will continue to act as Sub-Adviser with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Adviser or a different manager or Sub-Adviser or other definitive action; provided, that the compensation received by the Sub-Adviser in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Adviser, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

10.    Amendment of this Agreement

No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub‑Adviser, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

11.    General Provisions

(a)
Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)
Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392‑0200, and the address of the Sub-Adviser shall be Fischer, Francis, Trees & Watts, Inc., 200 Park Avenue, 11th Floor, New York, NY 10166, Attention: Robin Meister, Chief Legal Officer, E-Mail: robin.meister@bnpparibas.com.

(c)	The Sub‑Adviser will promptly notify the Manager in writing of the occurrence of any of the following events:

(1)
the Sub‑Adviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub‑Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement.

(2)
the Sub‑Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

(d)
The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of the assets of the Series, cash requirements and cash available for investment in the Series, and all other reasonable information as may be necessary for the Sub-Adviser to perform its duties and responsibilities hereunder.

(e)
The Sub-Adviser represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. Sub-adviser further represents that it is contrary to the Sub-adviser’s policies to permit those who select brokers or dealers for execution of fund portfolio securities transactions to take into account the broker or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)
The Sub-Adviser agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.

(g)    This Agreement contains the entire understanding and agreement of the parties.

(h)    Each party represents and warrants that:

(1)	it has full legal capacity, power and authority to enter into this Agreement and perform its obligations hereunder;

(2)	this Agreement, when executed, will constitute its legal, valid, binding and enforceable obligations in accordance with its terms and conditions; and

(3)	any person signing this Agreement on its behalf has full power and authority to do so in accordance with applicable laws.

(i) The Sub-Adviser is authorized to enter into such agreements and provide other documentation as may be necessary to enable the employment of derivatives strategies with respect to a Series, including but not limited to International Swaps and Derivatives Association Master Agreements and commodity interest client agreements and to bind the Series to such agreements.

12. CFTC
The Sub-Adviser acknowledges Manager's representation that the Diversified Real Asset Fund series does not rely on the exclusion from the definition of "commodity pool operator" under Section 4.5 of the General Regulations under the Commodity Exchange Act (the CEA).

The Sub-Adviser represents that it is a commodity trading adviser duly registered with the Commodity Futures Trading Commission and is a member in good standing of the National Futures Association (the NFA) or is relying on an exemption from registration as a commodity trading adviser. As applicable, the Sub-Adviser shall maintain such registration and membership in good standing or continue to qualify for an exemption from registration as a commodity trading adviser during the term of this Agreement. Further, the Sub-Adviser agrees to notify the Manager within a commercially reasonable time upon (i) a statutory disqualification of the Sub-Adviser under Sections 8a(2) or 8a(3) of the CEA, (ii) a suspension, revocation or limitation of the Sub-Adviser's commodity trading adviser registration or NFA membership, or (iii) the institution of an action or proceeding that could lead to a statutory disqualification under the CEA or an investigation by any governmental agency or self regulatory organization of which the Sub-Adviser is subject or has been advised it is a target.

MANAGER SHOULD ALSO BE AWARE THAT THIS COMMODITY TRADING ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON UNITED STATES JURISDICTIONS WHERE CLIENT TRANSACTIONS MAY BE EFFECTED. BEFORE CLIENT TRADES, CLIENT SHOULD INQUIRE ABOUT ANY RULES RELEVANT TO CLIENT'S PARTICULAR CONTEMPLATED TRANSACTIONS AND ASK THE FIRM WITH WHICH CLIENT INTENDS TO TRADE FOR DETAILS ABOUT THE TYPES OF REDRESS AVAILABLE IN BOTH CLIENT'S LOCAL AND OTHER RELEVANT JURISDICTIONS.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

Executed: 2 July 2015

Effective Date: 8 July 2015

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL MANAGEMENT CORPORATION

By    /s/ Michael J. Beer
Michael J. Beer, Executive Vice President and
Chief Operating Officer

FISCHER, FRANCIS, TREES & WATTS, INC.

By    /s/ Robin Meister
Robin Meister
Chief Legal Officer

APPENDIX A - FEES

Fischer Francis Trees & Watts, Inc. (the "Sub-Adviser") shall serve as an investment sub-adviser for the Series identified below. The Manager will pay the Sub-Adivser as full compensation for all services provided under this Agreement, a fee, computed daily and paid monthly, at an annual rate as shown below of the Series’ net assets allocated to the Sub-Adviser's management.

In calculating the fee for a series included in the table, assets of any unregistered separate account of Principal Life Insurance Company, any investment company sponsored by Principal Life Insurance Company, and any collective investment trust sponsored by Delaware Charter Guarantee & Trust Company to which the Sub-Adviser provides investment advisory services and which have the same investment mandate as the series for which the fee is calculated, will be combined with the assets of the series to arrive at net assets.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Diversified Real Asset Fund
Sub-Adviser’s Fee as a Percentage of Average Daily Net Assets

First $100 million ………………………….....................………… 0.30%
Next $100 million ………………………….....................………… 0.25%
Next $100 million …………………….....................……………… 0.20%
Assets over $300 million ……………….....................………….. 0.15%